UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 23,  2019

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, the Board of Directors of Lake Shore Bancorp, Inc. (the “Company”), appointed Steven Schiavone (age 40), Controller, to serve as the Company’s principal accounting officer. Mr. Schiavone has served as the Controller of the Company since March 2008. Prior to that Mr. Schiavone served as the Assistant Vice President and Senior Specialist in the Global Transaction Services Controllers Group at Citigroup, as a Financial Analysis Manager and Officer for Greater Buffalo Savings Bank, and as a Tax Analyst in Corporate Tax and a Financial Analyst in Corporate Reporting for M&T Bank. In connection with the appointment, no material plan, contract or arrangement between Mr. Schiavone and the Company or the Bank was entered into or materially amended nor was any grant or award made or modified under any such plan, contract or arrangement. Mr. Schiavone is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Ms. Rachel A. Foley, Chief Financial Officer and Treasurer will continue in her role as the Company’s Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: January 23,  2019